CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 2 to Registration Statement on Form S-1 of Avangard Capital Group, Inc., of our report dated September 7, 2012, except for Note 5, as to which the date is October 12, 2012, relating to the financial statements which appear in such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP
New York, New York
January 28, 2013